                                                                    Exhibit (11)


   Statement of Determination of Common Shares and Common Share Equivalents
   ------------------------------------------------------------------------

     Average number of common shares and common share equivalents assumed outstanding during the three fiscal years ended:

                                                        February 25,                February 26,               February 27,
                                                            1995                        1994                       1993
                                                         ---------                   ---------                  ---------
PRIMARY:
   Weighted average of common
   shares outstanding (a)                                 13,385,803                  13,232,504                 13,287,054

   Common share equivalents resulting
   from the assumed exercise of stock options (b)            114,771                      56,275                      5,542
                                                         -----------                 -----------                -----------

   Total primary common shares and
   common share equivalents                               13,500,574                  13,288,779                 13,292,596
                                                         ===========                 ===========                ===========

   Net earnings before cumulative effect of change
   in accounting for income taxes                        $13,050,000                 $ 3,308,000                $ 4,514,000

   Cumulative effect of change in accounting for
   income taxes                                                   --                     525,000                         --
                                                         -----------                 -----------                -----------

   Net earnings                                          $13,050,000                 $ 3,833,000                $ 4,514,000
                                                         ===========                 ===========                ===========

   Earnings per share before cumulative effect
   of change in accounting for income taxes              $       .97                 $       .25                $       .34

   Cumulative effect of change in accounting for
   income taxes                                                   --                         .04                         --
                                                         -----------                 -----------                -----------

   Per share amount                                      $       .97                 $       .29                $       .34
                                                         ===========                 ===========                ===========

ASSUMING FULL DILUTION:
   Total common shares and common share
   equivalents as determined for primary computation      13,500,574                  13,288,779                 13,292,596

   Additional dilutive effect resulting
   from the assumed exercise of stock options (c)             16,007                      61,633                      8,519
                                                         -----------                 -----------                -----------

   Total fully diluted common shares
   and common share equivalents                           13,516,581                  13,350,412                 13,301,115
                                                         ===========                 ===========                ===========

   Earnings per share before cumulative effect
   of change in accounting for income taxes              $       .97                 $       .25                $       .34

   Cumulative effect of change in accounting for
   income taxes                                                   --                         .04                         --
                                                         -----------                 -----------                -----------

   Per share amount                                      $       .97                 $       .29                $       .34
                                                         ===========                 ===========                ===========

Notes:

(a) Beginning balance of common stock adjusted for changes in amount outstanding, weighted by the elapsed portion of the period during which the shares were outstanding.

(b) Common share equivalents computed by the "treasury" method. Share amounts represent the dilutive effect of outstanding stock options which have an option value below the average market value for the current period.

(c) Share amounts represent the additional dilutive effect of outstanding stock options where the underlying market value of the stock at the end of the period is in excess of the average market value for the period.